Exhibit 11 - Computation of per share earnings

                                                         Six  Months Ended         Three Months Ended
                                                              June 30,                  June 30,
                                                       ----------------------  ----------------------
                                                           1999      1998           1999     1998
                                                       ----------  ----------  ----------  ----------

Weighted  average common shares outstanding             1,235,136   1,261,241   1,231,241   1,261,241
Weighted average equivalent shares                           ----       ----        ----        ----
                                                       ----------  ----------  ----------  ----------
Weighted average common and common stock
   equivalent shares outstanding                        1,235,136   1,261,241   1,231,241   1,261,241
                                                       ==========  ==========  ==========  ==========
Net income                                             $  896,072  $  690,695  $  488,613  $  353,877
                                                       ==========  ==========  ==========  ==========
Earnings per share:
     Basic                                             $     0.73  $     0.55  $     0.40  $     0.28
                                                       ==========  ==========  ==========  ==========
     Diluted                                           $     0.73  $     0.55  $     0.40  $     0.28
                                                       ==========  ==========  ==========  ==========